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                                EXHIBIT (h)(1)(c)
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                                AMENDED EXHIBIT A
                          FUND ADMINISTRATION AGREEMENT
                          (EFFECTIVE DECEMBER 1, 2001)

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                (TO BE RENAMED GARTMORE VARIABLE INSURANCE TRUST)

FEES

          The Trust shall pay fees to the Administrator and Nationwide Investors Services, Inc. (to be renamed Gartmore Investors Services, Inc. (the "Agent"), as set forth in the schedule directly below, for the provision of fund administration services covered by this Agreement and for transfer and dividend disbursement agency services. (Transfer and dividend disbursement agency services are provided to the Trust by the Agent and are described in the Transfer and Dividend Disbursing Agent Agreement between the Trust and the Agent. Reference is also made to Exhibit A of the Transfer and Dividend Disbursing Agent Agreement, effective December 1, 2001.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator and the Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.

                                   AGGREGATE*  FEE  AS  A
TRUST  ASSET  LEVEL#            PERCENTAGE  OF  NET  ASSETS
--------------------            ---------------------------
Up  to  $1  billion                       0.13%
$1  billion  up  to  $3  billion          0.08%
$3  billion  up  to  $8  billion          0.05%
$8  billion  up  to  $10  billion         0.04%
$10  billion  up  to  $12  billion        0.02%
$12  billion  or  more                    0.01%

*    Includes  fund  administration  and  transfer  agency  services.
# The assets of each of the NSAT Investor Destinations Funds listed below as excluded from this asset based fee for the Trust and each of these Funds are not required to pay a part of this fee.

FUNDS  OF  THE  TRUST

Total Return Fund (to be renamed Gartmore GVIT Total Return Fund)** Capital Appreciation Fund (to be renamed Gartmore GVIT Growth Fund)** Government Bond Fund
     (to  be  renamed  Gartmore  GVIT  Government  Bond  Fund)**
Money  Market  Fund
     (to  be  renamed  Gartmore  GVIT  Money  Market  Fund)**
Money  Market  Fund  II
     (to  be  renamed  Gartmore  GVIT  Money  Market  Fund  II)**
J.P.  Morgan  NSAT  Balanced  Fund
          (formerly Nationwide Balanced Fund) (to be renamed J.P. Morgan GVIT Balanced Fund)**
Federated  NSAT  Equity  Income  Fund
          (formerly Nationwide Equity Income Fund) (to be renamed Federated GVIT Equity Income Fund)**
Nationwide  Global  50  Fund
     (formerly Nationwide Global Equity Fund) (to be renamed Gartmore GVIT Worldwide Leaders Fund)**
Federated  NSAT  High  Income  Bond  Fund
     (formerly Nationwide High Income Bond Fund) (to be renamed Federated GVIT High Income Bond Fund)**
MAS  NSAT  Multi  Sector  Bond  Fund
          (formerly Nationwide Multi Sector Bond Fund) (to be renamed MAS GVIT Multi Sector Bond Fund)**
Nationwide  Small  Cap  Value  Fund
          (to  be  renamed  GVIT  Small  Cap  Value  Fund)**

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Dreyfus  NSAT  Mid  Cap  Index  Fund
          (formerly Nationwide Mid Cap Index Fund) (to be renamed Dreyfus GVIT Mid Cap Index Fund)**
Nationwide  Small  Cap  Growth  Fund
     (formerly Nationwide Select Advisers Small Cap Growth Fund) (to be renamed GVIT Small Cap Growth Fund)**
Nationwide  Strategic  Value Fund (to be renamed Nationwide GVIT Strategic Value
Fund)**
Nationwide  Income  Fund
Strong  NSAT  Mid  Cap  Growth  Fund
          (formerly Nationwide Strategic Growth Fund) (to be renamed Strong GVIT Mid Cap Growth Fund)**
Nationwide  Small  Company  Fund
          (to  be  renamed  GVIT  Small  Company  Fund)**  #
Turner  NSAT  Growth  Focus  Fund
          (formerly Nationwide Growth Focus Fund II) (to be renamed Turner GVIT Growth Focus Fund)**
Gartmore  NSAT  Millennium  Growth  Fund
          (formerly Nationwide New Economy Fund II) (to be renamed Gartmore GVIT Millennium Growth Fund)**
Gartmore  NSAT  Global  Technology  and  Communications  Fund
     (formerly Nationwide Global Technology and Communications Fund II) (to be renamed Gartmore GVIT Global Technology and Communications Fund)** Gartmore NSAT Global Health Sciences Fund (to be renamed Gartmore GVIT Global Health Sciences Fund)**
Gartmore NSAT Emerging Markets Fund (to be renamed Gartmore GVIT Emerging Markets Fund)**
Gartmore NSAT International Growth Fund (to be renamed Gartmore GVIT International Growth Fund)**
Gartmore  NSAT  Global  Leaders Fund (to be renamed Gartmore GVIT Global Leaders
Fund)**
Gartmore  GVIT  European  Leaders  Fund
          (formerly  Gartmore  NSAT  European  Growth  Fund)
Gartmore NSAT Global Small Companies Fund (to be renamed Gartmore GVIT Global Small Companies Fund)**
Gartmore  NSAT  OTC  Fund  (to  be  renamed  Gartmore  GVIT  OTC  Fund)**
Gartmore  GVIT  Asia  Pacific  Leaders  Fund
Gartmore GVIT U.S. Leaders Fund (to be renamed Gartmore GVIT U.S. Growth Leaders
Fund)**
Gartmore  GVIT  Global  Financial  Services  Fund
Gartmore  GVIT  Global  Utilities  Fund
NSAT  Investor  Destinations  Aggressive  Fund
     (to be renamed Gartmore GVIT Investor Destinations Aggressive Fund)** NSAT Investor Destinations Moderately Aggressive Fund
          (to be renamed Gartmore GVIT Investor Destinations Moderately Aggressive Fund)**
NSAT  Investor  Destinations  Moderate  Fund
     (to be renamed Gartmore GVIT Investor Destinations Moderate Fund)** NSAT Investor Destinations Moderately Conservative Fund
     (to  be renamed Gartmore GVIT Investor Destinations Moderately Conservative
Fund)**
NSAT  Investor  Destinations  Conservative  Fund
     (to be renamed Gartmore GVIT Investor Destinations Conservative Fund)** Gartmore GVIT U.S. Leaders Fund

---------------------
**   Name  changes  to  be  effective  upon  the  name  change  of  the  Trust.
#    This  Fund's  maximum  aggregate  fee  is  as  follows:

     FUND  ASSET  LEVEL          FEE  AS  A  PERCENTAGE  OF  NET  ASSETS
     ------------------          ---------------------------------------
     Up  to  $250  million                         0.08%
     $250  mil  up  to  $1  billion                0.06%
     $1  billlion  or  more                        0.05%

     AGREED  TO  AND  ACCEPTED  BY:

     NATIONWIDE  SEPARATE  ACCOUNT  TRUST
     (to  be  renamed  Gartmore  Variable  Insurance  Trust)

     By:  /s/  Dina  Tantra
     Name:     Dina  Tantra
     Title:    Assistant  Secretary

     VILLANOVA  SA  CAPITAL  TRUST  (to  be  renamed  Gartmore SA Capital Trust)

     By:  /s/  Kevin  S.  Crossett
     Name:     Kevin  S.Crossett
     Title:    VP  -  Associate  General  Counsel


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